UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 8, 2009

Date of Report (Date of earliest event reported)

TelVue Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-17170	51-0299879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Horizon Way, Suite 500,

Mt. Laurel, New Jersey 08054

(Address of principal executive offices)

856-273-8888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 8, 2009, TelVue Corporation (the “Company”) entered into a Line of Credit Note (the “Note”) with its majority stockholder, H.F. (Gerry) Lenfest. Under the terms of the Note, the Company may borrow, from time to time, up to the maximum principal amount of the Note, which is $1,500,000, for general working capital. The minimum advance under the Note is $100,000 and the interest rate of the Note is equal to the prime rate as stated in the Wall Street Journal from time to time plus one percent (1%). The Note contains customary events of default, including, among others, non-payment of principal and interest and in the event the Company is involved in certain insolvency proceedings. In the event of a default, all of the obligations of the Company under the Note may be declared immediately due and payable. The Note is unsecured and all borrowings plus interest are due six (6) years from the date of the first advance under the Note unless extended or renewed. A copy of the Note is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 8, 2009, the Company entered into a Line of Credit Note with its majority stockholder, H.F. (Gerry) Lenfest. This new line of credit is summarized under Item 1.01 of this report, which is incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Line of Credit Note, dated December 8, 2009, between H.F. (Gerry) Lenfest and TelVue Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 9, 2009

TelVue Corporation

By:	/s/ Jesse Lerman
Name:	Jesse Lerman
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Line of Credit Note, dated December 8, 2009, between H.F. (Gerry) Lenfest and TelVue Corporation